Ex. 99.1

                     [FORM OF] SECOND AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT

                                GOAMERICA, INC.

                       Dated as of ______________, 200__

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                               TABLE OF CONTENTS

                                                                            Page

1.    DEMAND REGISTRATIONS.....................................................1
      1.1.   Requests for Registration.........................................1
      1.2.   Demand Notice.....................................................2
      1.3.   Demand Registration Expenses......................................2
      1.4.   Short-Form Registrations..........................................2
      1.5.   Priority on Demand Registrations..................................3
      1.6.   Restrictions on Demand Registrations..............................3
      1.7.   Selection of Underwriters.........................................4
      1.8.   Other Registration Rights.........................................4

2.    PIGGYBACK REGISTRATIONS..................................................4
      2.1.   Right to Piggyback................................................4
      2.2.   Piggyback Expenses................................................4
      2.3.   Priority on Primary Registrations.................................5
      2.4.   Priority on Secondary Registrations...............................5

3.    REGISTRATION GENERALLY...................................................6
      3.1.   Registration Procedures...........................................6
      3.2.   Registration Expenses............................................10
      3.3.   Participation in Underwritten Offerings..........................11
      3.4.   Holdback Agreements..............................................11
             3.4.1.      Securityholder Holdback..............................11
             3.4.2.      Company Holdback.....................................12
      3.5.   Current Public Information.......................................12

4.    REGISTRATION INDEMNIFICATION............................................13
      4.1.   Indemnification by the Company...................................13
      4.2.   Indemnification by Holders of Registrable Securities.............13
      4.3.   Procedure........................................................14
      4.4.   Entry of Judgment; Settlement....................................14
      4.5.   Contribution.....................................................14
      4.6.   Other Rights.....................................................15

5.    TRANSFER RESTRICTiONS...................................................15
      5.1.   General Transfer Restrictions....................................15
      5.2.   Restrictions on Transfer.........................................16
             5.2.1.      Private Transfers....................................16
             5.2.2.      Public Transfers.....................................16
             5.2.3.      Pledge of Shares.....................................16
      5.3.   Automatic Conversion Upon Certain Transfers......................16
             5.3.1.      Transfers by Holders of Series A Preferred
                         Stock other than Clearlake Investors.................16
             5.3.2.      Transfers by Clearlake Investors.....................16

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             5.3.3.      No Additional Action Required........................17
      5.4.   Stop Transfer Instructions.......................................17

6.    PREEMPTIVE RIGHTS.......................................................17
      6.1.   Offering.........................................................17
      6.2.   Expiration of Subscription Period................................18
      6.3.   New Securities...................................................18

7.    INFORMATION RIGHTS......................................................19

8.    STOCKHOLDER AGREEMENTS..................................................19
      8.1.   Board Composition................................................19
      8.2.   Amendment to the Certificate of Incorporation....................20
      8.3.   No Company Obligations...........................................20

9.    EXPENSES................................................................20

10.   DEFINITIONS.............................................................20

11.   MISCELLANEOUS...........................................................24
      11.1.  No Inconsistent Agreements.......................................24
      11.2.  Remedies.........................................................24
      11.3.  Amendment and Waiver.............................................24
      11.4.  Successors and Assigns; Transferees..............................25
      11.5.  Severability.....................................................26
      11.6.  Counterparts.....................................................26
      11.7.  Descriptive Headings.............................................26
      11.8.  Notices..........................................................26
      11.9.  Delivery by Facsimile............................................27
      11.10. Governing Law....................................................27
      11.11. Jurisdiction; Submission to Jurisdiction; Waivers................27
      11.12. Waiver of Jury Trial.............................................27
      11.13. Termination......................................................28

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              SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

      This  Second  Amended  and  Restated   Investor  Rights   Agreement  (this
"Agreement") is made as of ____________, 200__ (the "Effective Date") by and among:

      (i)   GoAmerica,   Inc.,  a  Delaware   corporation   (together  with  its
            successors and permitted assigns, the "Company");

      (ii) Each of the shareholders of the Company listed on Schedule A to this Agreement and their Permitted Transferees under this Agreement (each a "Clearlake Investor" and, collectively the "Clearlake Investors");

      (iii) Each of the shareholders of the Company listed on Schedule B to this Agreement (each a "HOVRS Party" and, collectively the "HOVRS Parties"); and

      (iv) such other Persons, if any, that from time to time become parties hereto pursuant to Section 11.4 hereof (collectively, together with the Clearlake Investors, the "Investors").

                                    RECITALS

      WHEREAS, the Company and the Clearlake Investors are parties to that certain Stock Purchase Agreement dated as of August 1, 2007 (the "Initial Stock Purchase Agreement"), pursuant to which the Company issued to the Clearlake Investors 290,135 shares of Series A Preferred Stock of the Company, par value $.01 per share.

      WHEREAS, the Company and the Clearlake Investors are parties to that certain Amended and Restated Stock Purchase Agreement dated as of September 12, 2007 (the "Acquisition Stock Purchase Agreement" and, collectively with the Initial Stock Purchase Agreement, the "Clearlake Stock Purchase Agreements"), pursuant to which the Company has agreed to sell to the Clearlake Investors, subject to the satisfaction or waiver of the conditions specified therein, 7,446,809 additional shares of Series A Preferred Stock of the Company.

      WHEREAS, the parties hereto desire to enter into this Agreement to provide for the investor and governance rights set forth herein. Unless otherwise noted in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 10.

                                    AGREEMENT

      NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

1. DEMAND REGISTRATIONS.

      1.1. Requests for Registration. At any time a Clearlake Investor may initiate the registration of Common Stock to be sold in a Public Offering (a "Demand Registration"). Subject to the other provisions of this Section 1, a Clearlake Investor may initiate (on behalf of itself, any of its Affiliates and other holders of Registrable Securities) three (3) registrations of all or part of their Registrable Securities on Form S-1 or any similar or successor long-form


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registration  ("Long-Form  Registrations"),  and,  if the Company is eligible to
utilize  a   registration   statement   on  Form  S-3  for  resales  by  selling
stockholders, an unlimited (but no more than two such registrations in any twelve month period) number of registrations of all or part of their Registrable Securities on Form S-3 or any similar or successor short-form registration ("Short-Form Registrations"); provided in each case that the aggregate gross offering price of the Registrable Securities requested to be registered in any Long Form Registration pursuant to this Section must be at least $5,000,000 unless the Registrable Securities requested to be registered constitute all of the Registrable Securities then held by such Clearlake Investor and its Affiliates; and provided, further, that the Company shall have no liability to any Investor or HOVRS Party with respect to any conditions that the Securities and Exchange Commission may impose with respect to any such registration, including any conditions that the Securities and Exchange Commission may impose upon the utilization of Rule 415 in connection with any such registration.

      1.2. Demand Notice. All requests for Demand Registrations shall be made by giving written notice to the Company (a "Demand Notice"). Each Demand Notice shall specify the approximate number of Registrable Securities requested to be registered. Within ten (10) days after receipt of any such Demand Notice, the Company will give written notice of such requested registration to (i) all other holders of Registrable Securities and (ii) to all Holders under and as defined in that certain Lock-Up and Registration Rights Agreement, dated as of ________, 200_, by and among the Company and certain of the HOVRS Parties (the "HOVRS Registration Rights Agreement" and each such Holder, a "HOVRS Holder"), and, subject to Section 1.5, the Company will use its commercially reasonable efforts to include in such registration (and in all related registrations and qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities and all Registrable Securities under and as defined in the HOVRS Registration Rights Agreement ("HOVRS Registrable Securities") with respect to which the Company has received written requests for inclusion therein within 15 days after the delivery of the Company's notice.

      1.3. Demand Registration Expenses. The Company will pay all Registration Expenses in connection with any registration initiated as a Demand Registration, whether or not it has become effective.

      1.4. Short-Form Registrations. Subject to the qualifications set forth herein and subject to any limitations that the Securities and Exchange Commission may impose, (i) Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short-form (unless the managing underwriter(s) of such offering requests the Company to use a Long-Form Registration in order to sell all of the Registrable Securities and HOVRS Registrable Securities requested to be sold) and (ii) the Clearlake Investors may, in connection with any Demand Registration requested by such holders that is a Short-Form Registration, require the Company to use its commercially reasonable efforts to file such Short-Form Registration with the Securities and Exchange Commission in accordance with and pursuant to Rule 415 under the Securities Act (or any successor rule then in effect) including, if the Company is then eligible, as an automatic shelf registration statement (any such Short-Form Registration, a "Shelf Registration"). Notwithstanding anything in this Agreement to the contrary, if the Securities and Exchange Commission refuses to declare a registration statement filed pursuant to this Agreement effective as a valid secondary offering under Rule 415 due to

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the number of Registrable  Securities and HOVRS Registrable  Securities included in such registration statement relative to the number of shares of Common Stock outstanding or the number of outstanding shares of Common Stock held by non-affiliates or for any other reason, then, without any liability under this Agreement or any further obligation to register such excess Registrable Securities and HOVRS Registrable Securities, the Company shall be permitted to reduce the number of Registrable Securities and HOVRS Registrable Securities included in such registration statement (pro rata, based on the number of shares requested to be registered, among the holders of such Registrable Securities and HOVRS Registrable Securities) to an amount that does not exceed an amount that the Securities and Exchange Commission allows for the offering thereunder to qualify as a valid secondary offering under Rule 415. The Company shall not be liable for damages under this Agreement as to any Registrable Securities or HOVRS Registrable Securities which are not permitted by the Securities and Exchange Commission to be included in a registration statement due to Securities and Exchange Commission guidance relating to Rule 415.

      1.5. Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities or HOVRS Registrable Securities without the prior receipt of Majority Clearlake Investor Approval. If a Demand Registration is an underwritten offering and the managing underwriter(s) advises the Company that in its opinion the number of Registrable Securities and HOVRS Registrable Securities and, if permitted hereunder, other securities, requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, then the Company shall include in such registration, (a) prior to the inclusion of any securities that are not Registrable Securities or HOVRS Registrable
Securities, the number of Registrable Securities and HOVRS Registrable Securities requested to be included in such offering that, in the opinion of such managing underwriter, can be sold without adversely affecting the marketability of the offering, pro rata (based on the number of shares requested to be registered) among the respective holders thereof, provided that if the number of securities that are Registrable Securities and HOVRS Registrable Securities that are included in such offering are less than 75% of the number of securities that are Registrable Securities and HOVRS Registrable Securities requested to be included in such offering, such offering shall not count for purposes of calculating the number of Long-Form Registrations initiated by a Majority Clearlake Investor, and (b) only then securities that are not Registrable Securities or HOVRS Registrable Securities, if the managing underwriter(s) has advised that such securities may be included.

      1.6. Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within 90 days after the closing of a Public Offering (other than on Form S-4 or Form S-8 or any successor or similar form, but including the closing of an underwritten distribution pursuant to a Shelf Registration), except that if such Public Offering is an underwritten offering and the managing underwriter of such Public Offering determines that a longer period, not to exceed 180 days, is reasonably necessary in its opinion, then such restricted period shall continue for the period designated by the managing underwriter, provided that such period shall not extend beyond 180 days after the closing of such Public Offering. The Company may postpone for up to 45 days (from the date of the request) the filing or the effectiveness of a registration statement for a Demand Registration if and so long as the Company determines that such Demand Registration would reasonably be expected to have an adverse effect on any

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proposal  or plan by the  Company  or any of the  Subsidiaries  to engage in any acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, registration or issuance of securities, financing or other material transaction. The Company may not postpone a Demand Registration more than two (2) times in any twelve-month period.

      1.7. Selection of Underwriters. The Clearlake Investor(s) selling a majority of the Registrable Securities to be sold by all Clearlake Investors in a Demand Registration will have the right to select the underwriter or underwriters to administer the offering, provided that such selection will be subject to the approval of the board of directors of the Company (the "Board"), which approval will not be unreasonably withheld.

      1.8. Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any equity securities of the Company, other than this Agreement and the HOVRS Registration Rights Agreement. Except as provided in this Agreement, the Company shall not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without Majority Clearlake Investor Approval approving the grant of registration rights for such securities; provided that without such approval, subject to Section 6, (a) the Company may grant rights to other Persons to participate in Demand Registrations and Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Demand Registrations and Piggyback Registrations; (b) the Company may grant rights to other Persons to request registrations so long as the holders of Registrable Securities are entitled to participate in any such registrations with such Persons pro rata on the basis of the number of Common Stock owned by each such holder; and (c) the Company may enter into the HOVRS Registration Rights Agreement.

2. PIGGYBACK REGISTRATIONS.

      2.1. Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than (a) pursuant to a Demand Registration, (b) in connection with registration on Form S-4 or Form S-8 or any successor or similar form or (c) in connection with the registration of shares on Form S-3 with respect to a dividend reinvestment plan) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Sections 2.3 and 2.4 below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the delivery of the Company's notice. Each such Company notice shall specify the approximate number of Company equity securities to be registered and the anticipated per share price range for such offering.

      2.2. Piggyback Expenses. The Company will pay all Registration Expenses in
connection   with  all  Piggyback   Registrations,   whether  or  not  any  such
registration becomes effective.

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      2.3. Priority on Primary Registrations.  If a Piggyback Registration is an
underwritten primary registration on behalf of the Company and the managing underwriter(s) advises the Company that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration: (a) first, the securities the Company proposes to sell, (b) second, the Registrable Securities and HOVRS Registrable Securities requested to be included in such registration, pro rata (based on the number of shares requested to be registered) among the holders of such Registrable Securities and HOVRS Registrable Securities, and (c) third, but only if all of the Registrable Securities and HOVRS Registrable Securities requested to be included in such registration are included in such registration, the other securities requested to be included in the such registration in the manner determined by the Company and such shareholders.

      2.4. Priority on Secondary Registrations.

      (a) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of HOVRS Registrable Securities, and the managing underwriter(s) advises the Company that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration: (a) first, the Registrable Securities and HOVRS Registrable Securities requested to be included therein by the holders requesting registration, pro rata among the holders of such Registrable Securities and HOVRS Registrable Securities (based on the number of shares requested to be registered), (b) second, but only if all of the Registrable Securities and HOVRS Registrable Securities requested to be included in such registration are included in such registration, securities requested by the Company to be included in such registration to the extent the managing underwriter(s) advises the Company that such inclusion will not adversely affect the marketability of the offering, and (c) third, but only if all of the Registrable Securities and HOVRS Registrable Securities requested to be included in such registration and all securities requested by the Company to be included in such registration are included in such registration, other securities requested to be included in such registration, pro rata among the holders of such other securities permitted to have their securities included in such registration on the basis of the number of shares owned by each such holder, to the extent the managing underwriter(s) advises the Company that such inclusion will not adversely affect the marketability of the offering.

      (b) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Company securities (other than the holders of Registrable Securities or the holders of HOVRS Registrable Securities), and the managing underwriter(s) advises the Company that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration: (a) first, the securities requested to be included therein by the holders requesting registration, (b) second, but only if all of the securities described in clause
(a) are included in such registration, securities requested by the Company to be included in such registration, to the extent the managing underwriter(s) advises the Company that such inclusion will not adversely affect the marketability of the offering, and (c) third, but only if all of the securities described in clauses (a) and (b) are included in such registration, Registrable Securities, HOVRS Registrable Securities and other securities requested to be

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included in such  registration,  pro rata among the holders of such  Registrable
Securities, the holders of such HOVRS Registrable Securities and the holders of such other securities permitted to have their securities included in such registration on the basis of the number of shares owned by each such holder, to the extent the managing underwriter(s) advises the Company that such inclusion will not adversely affect the marketability of the offering.

3. REGISTRATION GENERALLY.

      3.1. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as reasonably practicable:

                  (a) prepare and (within 60 days after the end of the period within which requests for inclusion in such registration may be given to the Company) file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel selected by the Clearlake Investors owning the Registrable Securities to be included in any Demand Registration copies of all such documents proposed to be filed, which documents will be subject to review by such counsel);

                  (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary (i) to keep such registration statement effective for a period (A) of not less than 180 days (subject to extension pursuant to Section 3.3(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (B) in the case of a Shelf Registration, ending on the earliest of (I) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration or have otherwise ceased to be Registrable Securities, (II) the second anniversary of the effective date of such Shelf Registration, (III) such other date determined by the Majority Clearlake Investors and
            (IV) when all such Registrable Securities are freely saleable under Rule 144(k) under the Securities Act, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                  (c) cause (i) any issuer  free  writing  prospectus  to comply with the information and legending requirements under paragraph (c) of Rule 433 and to be accompanied or preceded by a statutory prospectus to the extent required under

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            Rule 433, and (ii) any free writing prospectus or issuer information contained in a free writing prospectus required to be filed by the Company with the Securities and Exchange Commission under paragraph
            (d) under Rule 433 to be so filed in accordance with such requirements;

                  (d) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, in each case, to the extent not available on EDGAR, the prospectus included in such registration statement (including each preliminary prospectus), each free writing prospectus used in connection with such registration, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller, but in all cases only if such documents are not available on EDGAR;

                  (e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such States as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in respect of doing business in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (f) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the prospective purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (g) use best efforts to cause all such Registrable  Securities to be listed on each securities exchange or market system on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use commercially reasonable efforts to secure designation of all such Registrable
            Securities covered by such registration statement as a "NMS Security" within the meaning of Rule 600(b)(46) of Regulation NMS of the

            Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities;

                  (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Clearlake Investors owning a majority of the Registrable Securities to be included in the registration or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (which might include effecting a share split or a combination of shares);

                  (j) make available for inspection by any seller of Registrable
            Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, and to cooperate and participate as reasonably requested by any such seller in road show presentations, in the preparation of the registration statement, each amendment and supplement thereto, the prospectus included therein, and other activities as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (k) otherwise use  commercially  reasonable  efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (l) in the event of the issuance of any stop order  suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Securities included in such registration statement for sale in any jurisdiction, the Company will use commercially reasonable efforts promptly to obtain the withdrawal of such order;

                  (m) obtain one or more comfort  letters,  dated the  effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company's independent registered public accounting firm in the then-current customary form and covering such matters of the type customarily covered from time to time by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;

                  (n) provide a legal opinion of the Company's  outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in the then-current customary form and covering such matters of the type customarily covered from time to time by legal opinions of such nature (in a form reasonably acceptable to the holders of a majority of the Registrable Securities included in the registration);

                  (o) cooperate with the sellers of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such holders may request;

                  (p) notify counsel for the sellers of  Registrable  Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (ii) of the receipt of any comments from the Securities and Exchange Commission, (iii) of any request of the Securities and Exchange Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

                  (q) use its  reasonable  effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

                  (r) if requested by the managing  underwriter  or agent or any holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or
            post-effective   amendment   such
            information as the managing underwriter or agent or such holder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

                  (s) cooperate with each seller of  Registrable  Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and

                  (t) cause its  appropriate  officers to attend and participate in presentations to and meetings with prospective purchasers of the Registrable Securities, or a "roadshow", as reasonably requested by the underwriters, if any.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information relating to the sale or registration of such Securities regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing, prior to including such seller's Registrable Securities in such registration.

3.2.  Registration Expenses.

                  (a) All expenses  incident to the Company's  performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be paid by the Company in respect of each Demand Registration and each Piggyback Registration, whether or not it has become effective, including that the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system or any other quotation system.

                  (b) In  connection  with  each  Demand  Registration  and each
            Piggyback Registration, whether or not it has become effective, the Company will pay, and reimburse the holders of Registrable Securities covered by such registration for the payment of, the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration, such amount not to exceed $25,000 for each registration, and such expenses shall be considered Registration Expenses hereunder.

3.3.  Participation in Underwritten Offerings.

                  (a) No Person may  participate in any  registration  hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  (b) Each  Person  that is  participating  in any  registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 3.1(f). In the event the Company shall give any such notice, the applicable time period mentioned in Section 3.1(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.1(f).

      3.4. Holdback Agreements.

            3.4.1. Securityholder Holdback. To the extent not inconsistent with applicable law, each holder of Registrable Securities shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Stock, or any options or warrants to purchase any Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive Common Stock, whether now owned or hereinafter acquired, owned directly by the holder (including holding as a custodian) or with respect to which the holder has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, during (a) with respect to any other underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included, the seven days prior to and the 90-day period (or such longer period not to exceed 180 days if reasonably necessary in the opinion of such underwriter) beginning on the effective date of such registration, and (b) upon notice from the Company of the commencement of an underwritten distribution in connection with any Shelf Registration, the seven days prior to and the 90-day period (or such longer period not to exceed 180 days if reasonably necessary in the opinion of such underwriter) beginning on the date of commencement of such distribution, in each case except as part of such underwritten registration, and in each case unless the underwriters managing the registered public offering otherwise agree (in each case, such period, the "Lock-Up Period"); provided, however, if (i) during the period that begins on the date that is 15 calendar days plus three Business Days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, the restrictions imposed shall continue to apply until the expiration of the date that is 15 calendar days plus three Business Days after the date on which the issuance of the earnings release or the material news or material event occurs. Any waiver by the underwriters of the foregoing restrictions on transfers by the holders shall be granted to all holders on equal terms.

            3.4.2. Company Holdback. The Company shall not offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, during (a) with respect to any other underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included, the seven days prior to and the 90-day period beginning on the effective date of such registration, and
      (b) upon notice from any holder(s) of Registrable Securities subject to a Shelf Registration that such holder(s) intend to effect an underwritten distribution of Registrable Securities pursuant to such Shelf Registration (upon receipt of which, the Company will promptly notify all other holders of Registrable Securities of the date of the commencement of such distribution), the seven days prior to and the 90-day period beginning on the date of the commencement of such distribution, in each case except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8, and in each case unless the underwriters managing the registered public offering otherwise agree.

      3.5. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will use its commercially reasonable efforts to timely file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

4. REGISTRATION INDEMNIFICATION.

      4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities and, as applicable, its officers, directors, trustees, employees, shareholders, holders of beneficial interests, members, and general and limited partners (collectively, such holder's "Indemnitees") and each Person who controls such holder (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities, joint or several, to which such holder or any such Indemnitee may become subject under the Securities Act, equivalent foreign securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (a) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, preliminary prospectus or free writing prospectus or any amendment thereof or supplement thereto, together with any documents incorporated therein by reference or, (b) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each of its Indemnitees for any legal or any other expenses, including any amounts paid in any settlement effected with the consent of the Company, which consent will not be unreasonably withheld or delayed, incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or free writing prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

      4.2. Indemnification by Holders of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement, prospectus or free writing prospectus, and, to the extent permitted by law, will indemnify and hold harmless the Company and its Indemnitees against any losses, claims, damages or liabilities, joint or several, to which the Company or any such Indemnitee may become subject under the Securities Act, equivalent foreign securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (a) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus, preliminary prospectus or free writing prospectus or any amendment thereof or supplement thereto or in any application, together with any documents incorporated therein by reference or
(b) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, any such prospectus, preliminary prospectus or free writing prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, and such holder will reimburse the Company and each such Indemnitee for any legal or any other expenses including any amounts paid in any settlement effected with the consent of such holder, which consent will not be unreasonably withheld or delayed, incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the obligation to indemnify will be individual (and not joint and several) to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement, less any other amounts paid by such holder in respect of such untrue statement, alleged untrue statement, omission or alleged omission.

      4.3. Procedure. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by such failure to give such notice), and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

      4.4. Entry of Judgment; Settlement. The indemnifying party shall not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect to such claim or litigation without any payment or consideration provided by such indemnified party.

      4.5. Contribution. If the indemnification provided for in this Section 4 is, other than expressly pursuant to its terms, unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand from the sale of Registrable Securities pursuant to the registered offering of securities as to which indemnity is sought or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand in connection with the statement or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The obligation to provide contribution will be individual (and not joint and several) to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement, less any other amounts paid by such holder, including pursuant to Section 4.2 hereof, in respect of such untrue statement, alleged untrue statement, omission or alleged omission.

The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, no seller of Registrable Securities shall be required to contribute any amount in excess of the net proceeds received by such Seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto, less any other amounts paid by such holder in respect of such untrue statement, alleged untrue statement, omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      4.6. Other Rights. The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

5. TRANSFER RESTRICTIONS

      5.1. General Transfer Restrictions. Each Investor understands and agrees that the Shares held by such Investor on the date hereof have not been registered under the Securities Act or registered or qualified under any state law. No Investors shall Transfer Shares (or solicit any offers in respect of any Transfer of such Shares), except in compliance with the Securities Act, any applicable state law or in accordance with agreements applicable to such Transfer.

      5.2. Restrictions on Transfer. No Investor shall Transfer any of such Investor's Shares to any other Person except as follows:

            5.2.1. Private Transfers. Any Clearlake Investor may Transfer any or all of such Clearlake Investor's Shares to such Clearlake Investor's Permitted Transferees and such transferee shall be deemed to be a Clearlake Investor hereunder and shall deliver a signature page hereto agreeing to be bound hereby, simultaneously with the Transfer of such Shares. Any transferring Clearlake Investor under this Section shall provide prompt written notice to the Company of any such Transfer, indicating its reliance on this provision and the identity and contact information of the Permitted Transferee.

            5.2.2. Public Transfers.

                  (a) Any Investor  may  Transfer any or all of such  Investor's
            Shares, to the extent they constitute Common Stock, in a Public Offering undertaken in accordance with this Agreement without the consent of the Company or the other Investors.

                  (b) Any Investor  may  Transfer any or all of such  Investor's
            Shares pursuant to Rule 144 of the Securities Act.

            5.2.3. Pledge of Shares. Any Investor may Transfer any or all of such Investor's Shares to a lender to such Investor pursuant to a bona fide pledge of all of such Investor's assets.

      5.3. Automatic Conversion Upon Certain Transfers.

            5.3.1. Transfers by Holders of Series A Preferred Stock other than Clearlake Investors. Unless the Company determines otherwise in writing, if, at any time, a holder of Series A Preferred Stock (other than a Clearlake Investor) desires to sell, transfer or otherwise dispose of any of the shares of Series A Preferred Stock held by such holder to any Person other than an Affiliate of such holder of Series A Preferred Stock or to a Clearlake Investor, then such holder agrees to convert, prior to such sale, transfer or disposition, all shares of Series A Preferred Stock that are held by such holder. If such holder fails to so convert all its shares of Series A Preferred Stock, the sale, transfer, or disposition of such shares shall be prohibited unless the Company has determined otherwise in writing.

            5.3.2. Transfers by Clearlake Investors. Unless the Company and HOVRS Parties holding a majority of Common Stock then held by them determine otherwise, if, at any time, a Clearlake Investor desires to sell, transfer or otherwise dispose of any of the shares of Series A Preferred Stock held by such Clearlake Investor to any person other than an Affiliate of such Clearlake Investor, then such Clearlake Investor agrees to convert and each other Investor holding Series A Preferred Stock agrees to convert each share of Series A Preferred Stock then outstanding held by all holders of Series A Preferred Stock. If any Clearlake Investor fails to so convert all its shares of Series A Preferred Stock, the sale, transfer or disposition of such shares shall be prohibited unless the Company and HOVRS Parties holding a majority of Common Stock then held by them have determined otherwise in writing.

            5.3.3. No Additional Action Required. Upon the occurrence of the events specified Sections 5.3.1 or 5.3.2 hereof, (x) the transferring Investor or Clearlake Investor shall provide written notice to the Company not less than 10 business days in advance of such proposed transfer, sale or disposition of Series A Preferred Stock, (y) the Company shall promptly notify (the "Conversion Notice") each holder of Series A Preferred Stock who is shown to be such a holder on the books of the Company as of the time immediately prior to such conversion of the fact that they are now required to convert (if so required), and (z) all holders of Series A Preferred Stock so converted shall surrender the certificates representing such shares at the office of the Company. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates representing the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

      5.4. Stop Transfer Instructions. In order to enforce the foregoing covenants, the Company may (a) impose stop-transfer instructions with respect to the Shares of each Investor and (b) refuse to reflect such transfer, sale or disposition of such Shares on the books of the Company.

6. PREEMPTIVE RIGHTS

      6.1. Offering.

                  (a) If the Company  issues or sells or authorizes the issuance or sale of any New Securities (as defined in Section 6.3 below) after the date hereof, the Company shall offer to each Clearlake Investor by written notice (a "Subscription Notice") a percentage of such New Securities pro rata based on the relative number of Shares held by such Clearlake Investor as compared to the number of Shares and then-exercisable stock options and warrants outstanding held by all holders of the Company's Shares, stock options and warrants. Each such Clearlake Investor shall be entitled to purchase such New Securities at the most favorable price and on the most favorable terms as such New Securities are to be sold or issued; provided that if a Person participating in such purchase of New Securities is required in connection therewith also to purchase other securities of the Company, the Clearlake Investors exercising their rights pursuant to this Section 6.1 shall also be required to purchase such other securities on substantially the same economic terms and conditions as those on which the offeree of the New Securities is required to purchase such other securities. Each Clearlake Investor participating in such purchase shall also be obligated to execute agreements in the form presented to such Clearlake Investor by the Company, so long as such agreements are substantially similar to those to be executed by the purchasers of New Securities (without taking into consideration any rights which do not entitle such a purchaser to a higher economic return on the New Securities than the economic return to which other Clearlake Investors participating in such transaction will be entitled with respect to New Securities). Notwithstanding anything to the contrary contained herein, the Company shall not have any obligation to issue equity securities or to offer to issue any equity securities under this Section 6 to any Clearlake Investor who is not an "accredited investor" as such term is defined in Regulation D of the Securities Act.

                  (b) Each  Subscription  Notice  delivered  by the Company to a
            Clearlake Investor in respect of any proposed issuance or sale of New Securities shall describe in reasonable detail the type, class and number of New Securities being offered, the purchase price thereof, the payment terms therefor and the percentage thereof offered to such holder pursuant to this Section 6. In order to exercise its purchase rights hereunder in respect of any issuance or sale of New Securities described in a Subscription Notice, a Clearlake Investor must deliver to the Company during the fifteen
            (15) day  period  commencing  upon  such  holder's  receipt  of such
            Subscription Notice (the "Subscription Period"), a written commitment describing its election hereunder (an "Election Notice"). If a Clearlake Investor fails for any reason to deliver an Election Notice to the Company during the Subscription Period with respect to a proposed issuance or sale of New Securities, such Clearlake Investor shall be deemed to have waived its rights pursuant to this
            Section 6 in respect of such issuance or sale of New Securities.

      6.2. Expiration of Subscription Period. Within the 180-day period immediately following the Subscription Period, the Company shall be entitled to sell, or enter into any agreement to sell, any New Securities which any Clearlake Investor has not elected to purchase, on terms and conditions no more favorable to the offeree of such New Securities than those offered to the Clearlake Investors pursuant to Section 6.1. Any New Securities offered or sold by the Company after such 180-day period must be reoffered to each Clearlake Investor pursuant to the terms of this Section 6.

      6.3. New Securities. For purposes hereof, "New Securities" means any shares of the Company's Capital Stock, or any options, convertible securities or other rights to acquire shares of the Company's Capital Stock, other than (a) the issuance and sale of Series A Preferred Stock in connection with the Clearlake Stock Purchase Agreements, (b) Common Stock (or options to acquire Common Stock) issued or issuable to any employee, director or consultant of the Company or any of its subsidiaries pursuant to any equity incentive plan or other arrangement approved by the Company's Board, (c) Common Stock or other securities issued directly or indirectly upon the conversion, exchange or exercise of any securities previously subjected to this Section 6 or outstanding on the date hereof, (d) Common Stock or other securities issued in connection with or in furtherance of the acquisition of or investment in another company or business (whether through a purchase of securities, a merger, consolidation, purchase of assets or otherwise), including, without limitation, Common Stock or other securities issued pursuant to the Merger Agreement (as defined in the Acquisition Stock Purchase Agreement), (e) Common Stock or other securities issued in connection with or in furtherance of the incurrence of any indebtedness for borrowed money or for equipment lease financings by the Company or its subsidiaries, (f) Common Stock or other securities issued or issuable in a Public Offering, (g) Common Stock or other securities issued in connection with any stock split, dividend, combination, recapitalization or similar transaction, (h) Common Stock issued or issuable upon the exercise of warrants or other securities or rights to persons or entities with which the Company has or is entering into a technology or other strategic relationship not for the purpose of raising money or providing financing, (i) Common Stock issued or issuable upon conversion of Series A Preferred Stock or as dividends or distributions on the Series A Preferred Stock and (j) Common Stock or other securities issued directly or indirectly upon the conversion, exchange or exercise of any securities issued pursuant to any of the clauses of this Section 6.3.

7. INFORMATION RIGHTS.

      (a) The books and records of the Company shall be available for inspection by the Clearlake Investors at the principal office and place of business of the Company. The Clearlake Investors shall have the right to receive, upon request therefor, (a) audited annual consolidated financial statements of the Company promptly following such statements becoming available to the Company, (b) unaudited quarterly consolidated financial statements of the Company promptly following such statements becoming available to the Company, (c) an annual budget of the Company with respect to each fiscal year within thirty (30) days following presentation thereof to the Board or, if the Board approves such budget, approval thereof, (d) unaudited monthly consolidated income statements, balance sheets, and cashflow statements of the Company promptly following the preparation thereof and (e) such other information as may be reasonably requested by a Clearlake Investor relating to the Company which the Company is permitted to disclose; provided, however, that any such Person gaining access to information regarding the Company pursuant to this Section 7(a) shall agree to hold in strict confidence, and shall not make any disclosure of, any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known without a breach of this Agreement, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person.

      (b) The rights of the Clearlake Investors under Section 7(a) hereof shall terminate at such time that the Clearlake Investors cease to own at least 145,067 shares of Common Stock (as adjusted for stock dividends, splits, combinations or similar events and including all shares of Common Stock issuable to the Clearlake Investors upon the conversion and/or exercise of all securities held by the Clearlake Investors that are convertible and/or exerciseable for shares of Common Stock).

8. STOCKHOLDER AGREEMENTS

      8.1. Board Composition. The Clearlake Investors and the HOVRS Parties hereby agree as follows:

                  (a) The  Clearlake  Investors and the HOVRS Parties shall take all Necessary Action to cause the Board to be comprised of up to eight (8) directors, two (2) of whom shall be designated by the Clearlake Investors; provided that, if the Clearlake Investors at any time cease to own at least 1,600,000 shares of Common Stock (as adjusted for stock dividends, splits, combinations or similar events), then the Clearlake Investors shall only be entitled to designate one (1) director, and if the Clearlake Investors at any time cease to own any Common Stock, then the Clearlake Investors shall cease to be entitled to designate a director.

                  (b) If the number of directors  that the  Clearlake  Investors have the right to designate  to the Board is  decreased  pursuant to
            Section 8.1(a), then the designees appointed by such party shall resign or, if such person fails to resign, the Clearlake Investors and HOVRS Parties shall take all Necessary Action to immediately remove such director or directors, as the case may be, from the Board.

                  (c) Except as provided  above,  the Clearlake  Investors shall have the exclusive right to appoint and remove their designees to the Board, as well as the exclusive right to fill vacancies created by reason of death, removal or resignation of such designees, and the Clearlake Investors and the HOVRS Parties shall take all Necessary Action to cause the Board to be so constituted.

                  (d) For  purposes of this Section 8.1, the number of shares of
            Common Stock held by any Person shall include all shares of Common Stock issuable to such Person upon the conversion and/or exercise of all securities held by such Person that are convertible and/or exerciseable for shares of Common Stock.

      8.2. Amendment to the Certificate of Incorporation. Each of the HOVRS Parties and the Clearlake Investors agree to use all Necessary Action to cause the Company's Amended and Restated Certificate of Incorporation to be amended, within one year of the date hereof, to delete the provisions set forth in
Article VII of the Amended and Restated Certificate of Incorporation filed on or about the date hereof..

      8.3. No Company Obligations. Notwithstanding anything to the contrary set forth herein, the Company shall have no rights or obligations with respect to any provision in this Section 8.

9. EXPENSES. The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board, including without limitation, travel, lodging and meal expenses.

10. DEFINITIONS.

      "Acquisition Stock Purchase Agreement" shall have the meaning set forth in the Recitals.

      "Affiliate" means, with respect to any Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any of the Investors (and vice versa) and none of the Investors shall be deemed Affiliates of each other solely as a result of their relationship with respect to the Company.

      "Agreement" shall have the meaning set forth in the Preamble.

      "Amendment" shall have the meaning set forth in Section 6.3.

      "automatic shelf registration statement" has the meaning set forth in Rule 405 under the Securities Act.

      "Board" shall have the meaning set forth in Section 1.7.

      "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the states of Delaware or New York.

      "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and (ii) with respect to any other Person, any and all partnership, membership or other equity interests of such Person.

      "Clearlake Investor" has the meaning set forth in the Preamble.

      "Clearlake  Investor  Registrable   Securities"  shall  mean  all  of  the
Registrable Securities held by any Clearlake Investor from time to time.

      "Clearlake Stock Purchase Agreements" shall have the meaning set forth in the Recitals.

      "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

      "Company" shall have the meaning set forth in the Preamble.

      "Demand Notice" shall have the meaning set forth in Section 1.2.

      "Demand  Registrations"  means  Long-Form   Registrations  and  Short-Form
Registrations requested pursuant to Section 1.1.

      "EDGAR"  means  the  Security   Exchange   Commission's   Electronic  Data
Gathering, Analysis and Retrieval system.

      "Election Notice" shall have the meaning set forth in Section 6.1(b).

      "Effective Date" shall have the meaning set forth in the Preamble.

      "Family Member" means, with respect to any natural Person, such Person's spouse and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains at all times solely for the benefit of such Person's spouse and/or descendants.

      "free writing prospectus" has the meaning ascribed to such term under Rule 405 under the Securities Act.

      "HOVRS Holder" shall have the meaning set forth in Section 1.2.

      "HOVRS  Registration Rights Agreement" shall have the meaning set forth in
Section 1.2.

      "HOVRS Registrable Securities" shall have the meaning set forth in Section 1.2.

      "Indemnitees" shall have the meaning set forth in Section 4.1.

      "Initial Stock Purchase Agreement" shall have the meaning set forth in the Recitals.

      "Investors" shall have the meaning set forth in the Preamble.

      "issuer free writing prospectus" has the meaning ascribed to such term under Rule 433(h) under the Securities Act.

      "Lock-Up Period" shall have the meaning set forth in Section 3.4.1.

      "Long-Form Registrations" shall have the meaning set forth in Section 1.1.

      "Majority Clearlake Investor Approval" means the written approval of Persons holding a majority of Clearlake Investor Registrable Securities.

      "Necessary Action" shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by law) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Capital Stock of the Company, (ii) causing the adoption of shareholders' resolutions or proxy with respect to the Capital Stock of the Company, (iii) causing members of the Board (to the extent such members were nominated or designated by the Person obligated to take such Necessary Action, and subject to any fiduciary duties that such members may have as directors of the Company) to act in a certain manner or causing them to be removed in the event that they fail to act in such a manner, (iv) executing agreements and instruments to effect such result and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result; provided that an obligation to take all Necessary Action shall not include any obligation to acquire or dispose of Capital Stock or other securities of the Company or any other Person.

      "New Securities" shall have the meaning set forth in Section 6.3.

      "Person"  means  an  individual,   a  partnership,   a  joint  venture,  a
corporation,   a  limited   liability   company,   a  trust,  an  unincorporated
organization and a government or any department or agency thereof.

      "Permitted Transferee" shall mean, with respect to any Clearlake Investor,
(a) if any Transfer involves less than all of a Clearlake Investor's Registrable Securities, any Affiliate of a Clearlake Investor or Reservoir Capital Group or its Affiliates, or (b) if any Transfer involves all of a Clearlake Investor's Registrable Securities, to any Person other than a direct competitor of the Company.

      "Piggyback Registration" shall have the meaning set forth in Section 2.1.

      "Public Offering" means a public offering and sale of Common Stock pursuant to an effective registration statement under the Securities Act.

      "Registrable Securities" means (i) any share of Common Stock issued to any Investor (or any Affiliate thereof) as of the Effective Date or thereafter acquired, including upon conversion of the Company's Series A Preferred Stock, by any Investor, and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the foregoing securities referred to in clause
(i) by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public pursuant to Rule 144 under the Securities Act or sold in a block sale to a financial institution in the ordinary course of its trading business. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

      "Registration Expenses" shall have the meaning set forth in Section 3.2.

      "Rule 433" means Rule 433 under the Securities Act or any successor federal law then in force.

      "Series A Preferred Stock" means the Series A Preferred Stock of the Company, par value $.01 per share.

      "Securities Act" means the United States Securities Act of 1933, as amended, or any successor federal law then in force.

      "Securities and Exchange Commission" means the United States Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

      "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any successor federal law then in force.

      "Shares" shall mean collectively any shares of the Company's equity securities outstanding from time to time, including, but not limited to the Common Stock and the Series A Preferred Stock.

      "Shelf Registration" shall have the meaning set forth in Section 1.4.

      "Short-Form  Registrations"  shall have the  meaning  set forth in Section
1.1.

      "Subscription Notice" shall have the meaning set forth in Section 6.1(a).

      "Subscription Period" shall have the meaning set forth in Section 6.1(b).

      "Transfer" shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any shares of Registrable Securities to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

11. MISCELLANEOUS.

      11.1. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

      11.2. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies at law or in equity existing in its favor, any party shall be entitled to seek specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

      11.3. Amendment and Waiver.

      (a) Except as otherwise provided herein, this Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and Persons holding a majority of Clearlake Investor Registrable Securities, provided, that the admission of new parties pursuant to the terms of Section 11.4 shall not constitute an amendment of this Agreement for purposes of this Section 11.3. Notwithstanding the foregoing (A) if any amendment, modification, extension, termination or waiver (an "Amendment") would treat any Investor or group of Investors in a manner different from, and materially adverse relative to, the Clearlake Investors voting in favor of such Amendment, then such Amendment will require the consent of the Investor or Investors holding a majority of the Registrable Securities of such group adversely treated, (B) any Amendment of Section 8 or 11.4(b) hereof shall require the consent of Persons holding a majority of Clearlake Investor Registrable Securities, and HOVRS Parties holding a majority of the Common Stock held by all HOVRS Parties (except that any such Amendment that purports to impose any obligation on the Company shall also require the consent of the Company), (C) any Amendment of Sections 1, 2 or 3 hereof that would (x) have the effect of treating the HOVRS Parties in a manner different from, and materially adverse relative to, the Clearlake Investors voting in favor of such Amendment or (y) cause this Agreement to conflict with the HOVRS Registration Rights Agreement as in effect on the date hereof, shall require the consent of the Company, Persons holding a majority of Clearlake Investor Registrable Securities, and HOVRS Parties holding a majority of the Common Stock held by all HOVRS Parties and (D) any Amendment of clause (B), (C) or (D) of this Section 11.3(a) shall require the consent of the Company, Persons holding a majority of Clearlake Investor Registrable Securities, and HOVRS Parties holding a majority of the Common Stock held by all HOVRS Parties.

      (b) Each such Amendment shall be binding upon each party hereto and each Investor subject hereto. In addition, each party hereto and each Investor subject hereto may waive any right hereunder, as to itself, by an instrument in writing signed by such party or Investor. The failure of any party to enforce any provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 11.3, any Amendment to definitions to the extent used in such Section shall also require such specified consent.

      (c) It is acknowledged that this Agreement amends and restates in its entirety that certain [Amended and Restated] Investor Rights Agreement dated as of [________, 200_][August 1, 2007] between the Company and the Clearlake Investors, as the same may have been amended, supplemented or otherwise modified from time to time prior to the date hereof.

      11.4. Successors and Assigns; Transferees.

      (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Registrable Securities shall continue to be Registrable Securities after any Transfer (except if such securities were effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, sold to the public pursuant to Rule 144 under the Securities Act or sold in a block sale to a financial institution in the ordinary course of its trading business). Any transferee receiving shares of Registrable Securities in a Transfer effected in compliance with the terms of this Agreement shall become an Investor party to this Agreement and shall be subject to the terms and conditions of, and be entitled to enforce, this Agreement to the same extent, and in the same capacity, as the Person that Transfers such Registrable Securities to such transferee; provided that only a Permitted Transferee of a Clearlake Investor will be deemed to be a Clearlake Investor for purposes of this Agreement. For the avoidance of doubt, any transferee receiving Registrable Securities in a Transfer that is not a Clearlake Investor or a Permitted Transferee of a Clearlake Investor or its Affiliates will become a party to this Agreement without the benefit of the right to initiate Demand Registrations or other rights afforded to the Clearlake Investors hereunder. Other than with respect to a pledge permitted pursuant to Section 5.2.3 hereof, prior to the Transfer of any Registrable Securities to any transferee, and as a condition thereto, each Investor effecting such Transfer shall (a) cause such transferee to deliver to the Company and each of the Investors its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (b) if such Transfer is to a Permitted Transferee, remain directly liable for the performance by such Permitted Transferee of all obligations of such transferee under this Agreement.

      (b) Prior to the Transfer by any HOVRS Party of any of the Company's Capital Stock to any transferee, and as a condition thereto, such HOVRS Party shall cause such transferee to deliver to the Company and each of the Investors its written agreement, in form and substance reasonably satisfactory to the Company, to be subject to the terms and conditions of this Agreement to the same extent, and in the same capacity, as the HOVRS Party that Transfers such Capital Stock to such transferee; provided that this Section 11.4(b) shall not apply to Transfers of Capital Stock that (x) are effectively registered under the Securities Act and disposed of in accordance with a registration statement covering such Capital Stock, or (y) constitute sales to the public pursuant to Rule 144 under the Securities Act or block sales to financial institutions in the ordinary course of their trading business.

      11.5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      11.6.   Counterparts.   This   Agreement   may  be  executed  in  separate
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Agreement.

      11.7. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      11.8. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given, delivered and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 11.8 prior to 5:00 p.m. (Eastern time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (Eastern time) on any Business Day and earlier than 11:59 p.m. (Eastern time) on the day preceding the next Business Day, or (iii) one (1) Business Day after when sent, if sent by nationally recognized overnight courier service (charges prepaid). The address for such notices and communications shall be as follows:

      If to the Company:

            GoAmerica, Inc.
            433 Hackensack Avenue
            Hackensack, NJ  07601
            Facsimile:  (201) 527-1081
            Attention:  General Counsel and Chief Financial Officer

      with a copy to:

            Lowenstein Sandler PC
            65 Livingston Avenue
            Roseland, NJ  07068
            Facsimile:  (973) 587-2351
            Attention:  Peter H. Ehrenberg

      If to any Clearlake Investor: to the addressee specified on Schedule A hereto.

      If to any HOVRS Party: to the addressee specified on Schedule B hereto.

      11.9. Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

      11.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

      11.11. Jurisdiction; Submission to Jurisdiction; Waivers. Each party hereto irrevocably agrees that any proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect thereof brought by the other party hereto or its successors or assigns, may be brought and determined in the Supreme Court of the State of New York in New York County or in the United States District Court for the Southern District of New York, and each party hereto hereby irrevocably submits with regard to any such proceeding for itself and in respect to its properties, generally and unconditionally, for all purposes of this Agreement.

      11.12. Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each party hereto waives, and covenants that such party will not assert (whether as plaintiff, defendant or otherwise), any right to trail by jury in any forum in respect of any issue, claim or proceeding arising out of this Agreement or the subject matter hereof or in any way connected with the dealings of any party hereto in connection with any of the above, in each case whether now existing or hereafter arising and whether in contract, tort or otherwise. Any party to this Agreement may file a copy of this Section 11.12 with any court as written evidence of the consent of the parties hereto to the waiver of their rights to trial by jury.

      11.13. Termination. The provisions of Section 11 of this Agreement shall terminate as to any Investor at such time as such Investor ceases to own any Series A Preferred Stock or shares issued upon conversion thereof or in exchange therefor.

                         * * Signature pages follow * *

            IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement on the day and year first above written.

                                    COMPANY:


                                    GOAMERICA, INC.




                                    By:   ___________________________
                                    Name: ___________________________
                                    Title:___________________________

                                    INVESTORS


                                      CCP A, L.P.

                                      By:  CLEARLAKE CAPITAL PARTNERS, LLC
                                      Its:   General Partner

                                      By:  CCG Operations, LLC
                                      Its:   Managing Member

                                      By:  ______________________________
                                           Name:
                                           Title:  Manager

                                    HOVRS PARTIES




                                      _______________________________
                                      Name: Ronald Obray


                                      _______________________________
                                      Name: Denise Obray


                                      _______________________________
                                      Name: Edmond Routhier

                                      CAYMUS INVESTMENT GROUP II, LLC

                                      By: __________________________
                                      Name:
                                      Title:

                                      CAYMUS OBRAY, LLC

                                      By: __________________________
                                      Name:
                                      Title:


                                      _______________________________
                                      Name: [                 ]

            [To be updated immediately prior to execution to include all HOVRS stockholders (including option holders who exercise prior to closing)]

                         Schedule A: Clearlake Investors

CCP A, L.P.

Address for Notice:
Clearlake Capital Group, LP
650 Madison Ave.
23rd Floor
New York, NY 10022
Attention:  Behdad Eghbali
Facsimile: (212) 610-9121

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP
601 S. Figueroa, 30th Floor
Los Angeles, CA  90017
Attention:  Melainie K. Mansfield, Esq.
Facsimile:  (213) 892-4711

                           Schedule B: HOVRS Parties

            [To be updated immediately prior to execution to include all HOVRS stockholders (including option holders who exercise prior to closing)]

[         ]

Address for Notice:
[         ]
[         ]
[         ]
Attention:  [             ]
Facsimile: [              ]